UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 17, 2017

(Date of Earliest Event Reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	000-16701	38-2702802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the unit holders (the “Unit Holders”) and the limited partners (the “Limited Partners”) of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the “Partnership”) was held on January 17, 2017 (the “Special Meeting”). At the Special Meeting, our Unit Holders and Limited Partners voted on the following proposal:

●	To consider and vote upon the proposed plan of dissolution of the Partnership (the “Plan of Dissolution”).

At the Special Meeting, 2,066,861 units were represented either in person or by proxy, which represented approximately 62.568% of the units outstanding and entitled to vote at the Special Meeting.

The votes cast regarding the proposed Plan of Dissolution were as follows:

For	Against	Abstain
1,988,742	61,220	16,899

The affirmative vote represented a majority in interest outstanding as of the record date of the Unit Holders and the Limited Partners, as a group. Accordingly, the Plan of Dissolution was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uniprop Manufactured Housing Communities Income Fund II, a Michigan Limited Partnership

By:	Genesis Associates Limited Partnership, General Partner

By:	Uniprop, Inc., its Managing General Partner
	By:	/s/ Roger I. Zlotoff
Roger I. Zlotoff, President

Date: January 18, 2017